As filed with the Securities and Exchange Commission on July 16, 1999
                                                  Registration No. 333-________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------

                              THE WMF GROUP, LTD.
            (Exact name of registrant as specified in its charter)

                          DELAWARE                                                   54-1647759
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)


                             1593 Spring Hill Road
                                   Suite 400
                            Vienna, Virginia 22182
                                (703) 610-1400
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             Mr. Shekar Narasimhan
                             1593 Spring Hill Road
                                   Suite 400
                            Vienna, Virginia 22182
                                (703) 610-1400
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:
                             Mr. Randall S. Parks
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                         Richmond, Virginia 23219-4074

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

===============================================================================
                                        Proposed       Proposed
 Title of Each Class of   Aggregate      Maximum       Maximum      Amount of
    Securities to be        Amount      Offering      Aggregate    Registration
       Registered           to be       Price Per      Offering        Fee
                          Registered     Unit(2)       Price(2)
-------------------------------------------------------------------------------
 Common Stock, $.01 par   250,000(1)    $5.40625      $1,351,563      $376
      value, per share
===============================================================================

(1) Includes such indeterminable number of shares of common stock as may be issued by reason of the anti-dilution provisions contained in the warrants to which the registration statement relates.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the prices of the Common Shares on the New York Stock Exchange on July 14, 1999.
                                  --------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY
THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                  SUBJECT TO COMPLETION, DATED JULY 16, 1999
Prospectus
                                250,000 Shares
                              The WMF Group, Ltd.
                                 Common Stock
                                    ------------
      Our common stock trades on The Nasdaq National Market under the symbol "WMFG."

      This prospectus relates to resales of up to 250,000 shares of WMF common stock issued on the exercise of warrants held by CKRS Investments, LLC, a New Jersey limited liability company ("CKRS Investments"). The shares may be offered and sold by CKRS Investments or its transferees from time to time in open-market or privately negotiated transactions which may involve underwriters or brokers.

      We will not receive any of the proceeds from the sale of the shares covered by this prospectus, and the registration of the shares does not necessarily mean that any of them will be offered or sold by CKRS Investments.

      You should refer to the discussion of material risk factors included in our Annual Report on Form 10-K for the year ended December 31, 1998, which we are incorporating by reference.

                                    ------------

-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a crime.
-------------------------------------------------------------------------------


                                    ------------

                The date of this Prospectus is July ___, 1999.

                               TABLE OF CONTENTS



WHERE YOU CAN FIND MORE INFORMATION..........................................1
A WARNING ABOUT FORWARD-LOOKING STATEMENTS...................................2
THE WMF GROUP, LTD...........................................................3
DESCRIPTION OF COMMON STOCK..................................................3
RISK FACTORS.................................................................3
USE OF PROCEEDS..............................................................4
THE SELLING STOCKHOLDER......................................................4
PLAN OF DISTRIBUTION.........................................................4
LEGAL OPINIONS...............................................................4
EXPERTS......................................................................5

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

      The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

o Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

o Current Reports on Forms 8-K filed with the SEC on January 13, 1999 and February 17, 1999; and

o The description of the common stock contained in our Registration Statement on Form 10, filed with the SEC on August 4, 1997, as amended on September 22, 1997, October 8, 1997 and November 19, 1997.

      You may request a copy of these filings, at no cost, by writing or telephoning:

                              The WMF Group, Ltd.
                              1593 Spring Hill Road, Suite 400
                              Vienna, Virginia 22182
                              Attn:  Elizabeth Whitbred Snyder
                              Telephone:  703-610-1400

      You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholder will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

      The prospectus may contain "forward-looking  statements." Any statement in
this  prospectus,   other  than  a  statement  of  historical  fact,  may  be  a forward-looking statement.

      You can generally identify forward-looking statements by looking for words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue." Variations on those or similar words, or the negatives of such words, also may indicate forward-looking statements.

      Although we believe that the expectations reflected in this prospectus are reasonable, we cannot assure you that our expectations will be correct. We have incorporated by reference a discussion entitled "Risk Factors," from our Annual Report on Form 10-K for the year ended December 31, 1998, into this prospectus, disclosing important factors that could cause our actual results to differ materially from our expectations. You should refer to this section in considering any forward-looking statements.

      The forward-looking statements in this prospectus are accurate only as of its date. If our expectations change, or if new events, conditions or circumstances arise, we are not required to, and may not, update or revise any forward-looking statement in this prospectus.

                              THE WMF GROUP, LTD.

      The WMF Group, Ltd. is one of the largest commercial mortgage financial services companies in the United States, as measured by servicing portfolio size, according to a December 1998 survey published by the Mortgage Bankers Association of America (the "MBA"). We have three principal lines of business:
(i) mortgage banking, (ii) capital markets and (iii) advisory services. As the nation's largest originator of Federal National Mortgage Association and Federal Housing Authority ("FHA") insured multifamily and health care loans, we have originated more than $10.0 billion in conventional and FHA-insured multifamily and commercial loans since 1993, and have a servicing portfolio of approximately $12.3 billion, at June 30, 1999. We have 324 employees and operate 19 offices nationwide.

      We are a Delaware corporation. Our executive offices are located at 1593 Spring Hill Road, Suite 400, Vienna, Virginia 22182, and our telephone number is (703) 610-1400.

                          DESCRIPTION OF COMMON STOCK

      We are authorized to issue 25,000,000 shares of common stock, $.01 par value, and 12,500,000 shares of preferred stock, $.01 par value. As of June 30, 1999, there were 11,163,819 shares of common stock outstanding. No shares of preferred stock were outstanding. The following is only a summary of some of the rights of stockholders that might be important to you. You should refer to our Charter and Bylaws for a complete statement of your rights as a stockholder. Both the Charter and the Bylaws are filed with the SEC as exhibits to the registration statement that includes this prospectus.

Common Stock

      As a holder of common stock you will have one vote per share on all matters voted on by stockholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of preferred stock, only holders of common stock have voting rights. The Charter does not provide for cumulative voting in the election of directors or for preemptive rights to acquire new shares issued by us. Holders of common stock will receive dividends if the Board declares them out of available funds. We do not expect to pay dividends in the forseeable future.

      The transfer agent for the common stock is Boston EquiServe, L.P., Boston, Massachusetts. The common stock is traded on The Nasdaq National Market under the symbol "WMFG."

Preferred Stock

      Under the Charter, the Board of Directors is authorized, without further stockholder action, to issue up to 12,500,000 shares of preferred stock. No preferred stock is currently outstanding. The Board may issue preferred stock in series, with different preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions.

                                 RISK FACTORS

      An investment in our stock involves certain risks. Please see the discussion of "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus.

                                USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock.


                            THE SELLING STOCKHOLDER

      This prospectus relates to the offer and sale of up to 250,000 shares of common stock by CKRS Investments or its donees, pledgees, transferees or other successors in interest. On July 1, 1999, prior to the filing of this registration statement, CKRS Investments owned no shares of our common stock.

      We issued to CKRS Investments warrants to purchase up to 250,000 shares of our common stock pursuant to a Warrant Agreement dated June 23, 1999. If CKRS Investments chooses to exercise its warrants to purchase shares of our common stock, it may acquire up to 250,000 shares of common stock, subject to adjustment in certain circumstances. We agreed to register those shares of common stock for resale under the federal securities laws.

      We do not know if, when, or in what amounts CKRS Investments will exercise its warrants to purchase shares or, if it does so, when or whether it will sell shares. Consequently, we cannot estimate how many shares will be held by CKRS Investments after completion of the offering.


                             PLAN OF DISTRIBUTION

      CKRS Investments may sell the common stock in transactions on The Nasdaq National Market or in privately negotiated transactions, through the writing of options on the shares or a combination of methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Alternatively, the shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares through those persons may be effected in one or more transactions that may take place on The Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of securities as principals or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. CKRS Investments may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with sales. In connection with those sales, CKRS Investments and any participating brokers or dealers may be deemed "underwriters" as that term is defined in the Securities Act of 1933 (the "Act"), and the commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents, in addition to any profits received on resale of the shares if such underwriters, brokers, dealers or agents purchase any shares as a principal, may be deemed to be underwriting discounts or commissions under the Act.

      We  have  agreed  to  indemnify   CKRS   Investments   against   specified
liabilities, including liabilities under the Act.

      We have agreed to pay the expenses of registering all of the shares of common stock offered by this prospectus, including all registration, filing and exchange listing fees, blue sky expenses, fees of our counsel and accountants, and underwriters' fees customarily paid by issuers (excluding underwriting discounts, commissions and transfer taxes).


                                LEGAL OPINIONS

      Hunton & Williams, Richmond, Virginia, has delivered to us a legal opinion as to the validity of the common stock covered by this prospectus.

                                    EXPERTS

      The consolidated financial statements of The WMF Group, Ltd. and its subsidiaries as of December 31, 1998 and 1997, and for each of the years then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated statements of operations, changes in stockholders' equity and cash flows of WMF and its subsidiaries for the year ended December 31, 1996, and all related schedules have been incorporated herein in reliance on the reports of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14   Other Expenses of Issuance and Distribution

      The estimated expenses in connection with the offering are as follows:

      Securities and Exchange Commission registration fee...        $  376.00
      Accounting fees and expenses..........................         7,000.00
      Legal fees and expenses...............................         5,000.00
                                                                     --------

            TOTAL...........................................       $12,376.00


Item 15.    Indemnification of Officers and Directors.

      Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Article Seven of WMF's Restated Certificate of Incorporation, as amended, and Article VI, Section 1 of WMF's By-laws, each of which is an exhibit to this registration statement, provide in effect for the indemnification by WMF of each director and officer of WMF to the fullest extent permitted by applicable law.

Item 16.    Exhibits.

    4.1*    Form of  Common Stock Certificate

    4.2**   Amended and Restated Certificate of Incorporation of WMF

    4.3***  Certificate  of  Designations,   Preferences  and
            Rights  of  Class A  Non-Voting  Convertible  Preferred
            Stock

    4.4**** Restated and Amended Bylaws of WMF

    5.1     Opinion of Hunton & Williams

    10.1    Warrant Agreement

    10.2    Form of Warrant

    10.3    Registration Rights Agreement

    23.1    Consent of Hunton & Williams (included in Exhibit 5)

    23.2    Consent of KPMG LLP

    23.3    Consent of Arthur Andersen

    24 Power of Attorney (located on the signature page of this Registration Statement)

      -------------------------

      *     Incorporated   by   reference   to   the   registration
            statement on Form 10 previously filed on August 4, 1997, as amended.

      ** Filed as an Exhibit to WMF's Registration Statement on Form S-1, File No. 333-37447 filed October 30, 1997 as amended, and incorporated by reference herein.

      *** Incorporated by reference to the current report on Form 8-K previously filed by WMF on January 13, 1999.

      ****  Filed as an Exhibit to WMF's Form 10-Q for the  quarter  ended March
            31,  1998,   filed  with  the   Commission  on  May  15,  1998,  and
            incorporated by reference herein.

Item 17.    Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia on this 16th day of July, 1999.

                               THE WMF GROUP, LTD.

                                          By: /s/  Elizabeth Whitbred-Snyder
                                        ---------------------------------------
                                             Elizabeth Whitbred-Snyder
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial and
                                               Accounting Officer)

                               POWER OF ATTORNEY

      Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on July 16, 1999. Each of the undersigned officers and directors of the registrant hereby constitutes Shekar Narasimhan, Elizabeth Whitbred-Snyder and Randall S. Parks, any of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

              Signature                             Title & Capacity
              ---------                             ----------------
                                                 Chairman of the Board,
      /s/  Shekar Narasimhan              Chief Executive Officer and Director
-------------------------------------
          Shekar Narasimhan                   (Principal Executive Officer)


      /s/  Charles H. Cremens        President, Chief Operating Officer and Director
-------------------------------------
         Charles H. Cremens

      /s/  Mohammed A. Al-Tuwaijri                   Director
-------------------------------------
       Mohammed A. Al-Tuwaijri

      /s/  Michael R. Eisenson                       Director
-------------------------------------
         Michael R. Eisenson

      /s/  J. Roderick Heller III                    Director
-------------------------------------
       J. Roderick Heller III

      /s/  Tim R. Palmer                             Director
-------------------------------------
            Tim R. Palmer

      /s/  John D. Reilly                            Director
-------------------------------------
           John D. Reilly

      /s/  Herbert S. Winokur, Jr.                   Director
-------------------------------------
       Herbert S. Winokur, Jr.

      /s/  Elizabeth Whitbred-Snyder
-------------------------------------  Executive Vice President and Chief Financial Officer
      Elizabeth Whitbred-Snyder           (Principal Financial and Accounting Officer)



                                       EXHIBIT INDEX
Exhibit
Number            Exhibit
------            -------

4.1*        Form of  Common Stock Certificate

4.2**       Amended and Restated Certificate of Incorporation of WMF

4.3*** Certificate of Designations, Preferences and Rights of Class A Non-Voting Convertible Preferred Stock

4.4****     Restated and Amended Bylaws of WMF

5.1         Opinion of Hunton & Williams

10.1        Warrant Agreement

10.2        Form of Warrant

10.3        Registration Rights Agreement

23.1        Consent of Hunton & Williams (included in Exhibit 5)

23.2        Consent of KPMG LLP

23.3        Consent of Arthur Andersen

24 Power of Attorney (located on the signature page of this Registration Statement)

-------------------------

* Incorporated by reference to the registration statement on Form 10 previously filed on August 4, 1997, as amended.

** Filed as an Exhibit to WMF's Registration Statement on Form S-1, File No. 333-37447 filed October 30, 1997, as amended, and incorporated by reference herein.

*** Incorporated by reference to the current report on Form 8-K previously filed by WMF on January 13, 1999.

**** Filed as an Exhibit to WMF's Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 15, 1998, and incorporated by reference herein.